Logo - American Funds (R)

                           American Mutual Fund, Inc.
              333 South Hope Street, Los Angeles, California 90071
                            Telephone (213) 486 9200


                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


JAMES K. DUNTON, Chairman and PEO, and JEFFREY P. REGAL, Treasurer of American Mutual Fund, Inc., (the "Registrant"), each certify to the best of his knowledge that:

1) The Registrant's periodic report on Form N-CSR for the period ended October 31, 2004 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and


2) The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer                 Principal Financial Officer

AMERICAN MUTUAL FUND, INC.                  AMERICAN MUTUAL FUND, INC.

/s/ James K. Dunton                         /s/ Jeffrey P. Regal
----------------------------                -----------------------------
James K. Dunton, Chairman                   Jeffrey P. Regal, Treasurer

Date: January 7, 2005                       Date: January 7, 2005


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to AMERICAN MUTUAL FUND, INC. and will be retained by AMERICAN MUTUAL FUND, INC. and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.